UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 26, 2004

Date of Report

LENNAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11749	95-4337490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Northwest 107th Avenue, Miami, Florida	33172
(Address of Principal Executive Offices)	(Zip Code)

(305) 559-4000

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure.

In response to questions we have received from analysts, we are providing the following information:

Question 1: In what markets do we currently operate?

Answer: See Attachment A.

Question 2: What was the percentage of our deliveries for the fiscal year ended November 30, 2003 in each state in which we have a homebuilding division?

Answer: See Attachment B.

Question 3: What were our land and land development costs as a percentage of our cost of sales in fiscal 2003?

Answer: 26%.

Question 4: What is our long-term target regarding our percentage of homesites owned vs. under option?

Answer: Although the percentage may fluctuate from time-to-time, we are generally comfortable with running the business with homesites that are approximately 40% owned and 60% under option.

Question 5: What percentage of the fiscal 2003 mortgages we originated for our homebuyers (based on dollar value) were FHA insured or VA guaranteed?

Answer: 13%.

Question 6: What percentage of our fiscal 2003 deliveries were financed using charitable down-payment assistance programs?

Answer: Less than 5%.

Question 7: What percentage of our fiscal 2003 home sale contracts was cancelled?

Answer: 20% for fiscal 2003 but our range is generally 20%-30% with the majority of cancellations generally occurring within a few weeks after a contract is signed.

Question 8: What was our percentage of home sales to various homebuyer segments in fiscal 2003?

Answer: We estimate: entry-level (35%), move-up (50%) and active adult (15%).

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Attachment A

Markets in which Lennar currently operates:

Phoenix-Mesa, AZ

Tucson, AZ

Bakersfield, CA

Fresno, CA

Los Angeles-Long Beach, CA

Oakland, CA

Orange County, CA

Palm Springs, CA

Riverside-San Bernardino, CA

Sacramento, CA

San Diego, CA

Colorado Springs, CO

Denver, CO

Fort Collins-Loveland, CO

Washington, D.C.

Fort Lauderdale, FL

Fort Myers-Cape Coral, FL

Melbourne-Titusville-Palm Bay, FL

Miami, FL

Naples, FL

Orlando, FL

Sarasota-Bradenton, FL

Spring Hill-New Port Richey, FL

Tampa-St. Petersburg-Clearwater, FL

West Palm Beach-Boca Raton, FL

Chicago, IL

Baltimore, MD

Minneapolis-St. Paul, MN

Las Vegas, NV

Reno, NV

Monmouth-Ocean, NJ

Charlotte-Gastonia-Rock Hill, NC-SC

Raleigh-Durham-Chapel Hill, NC

Charleston-North Charleston, SC

Columbia, SC

Greenville-Spartanburg-Anderson, SC

Myrtle Beach, SC

Austin-San Marcos, TX

Dallas, TX

Fort Worth-Arlington, TX

Houston, TX

McAllen-Edinburg-Mission, TX

San Antonio, TX

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Attachment B

Arizona	7%
California	22%
Colorado	6%
Florida	24%
Illinois	6%
Maryland	2%
Minnesota	2%
Nevada	2%
New Jersey	1%
North Carolina	1%
South Carolina	1%
Texas	23%
Virginia	3%

Total	100%

Based on Lennar’s home deliveries for the fiscal year ended November 30, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2004

Lennar Corporation
(Registrant)

By:	/s/ Bruce E. Gross
Name:	Bruce E. Gross
Title:	Vice President and Chief Financial Officer

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